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EX. 23.1 CONSENT OF JOSEFINA DE LA CRUZ, CPA


                         JOSEFINA C. DE LA CRUZ, C.P.A.

                           A Professional Corporation



Josefina C. De la Cruz, CPA                 2700 N Main Street, Suite 900
Rebecca Q. Masinsin, CPA                    Santa Ana, CA 92705
Timothy Vo, CPA                             Tel. No.  (714) 558-8703
Marissa B. Zacarias, IT Manager             Fax No.  (714) 558-7940


                                                              November 15, 2001


Re: Future Educational Systems, Inc.

To Whom It May Concern:

The firm of Josefina de la Cruz, C.P.A., P.C. consents to the inclusion of their report on November 5, 2001, on the Consolidated Financial Statements of Future Educational Systems, Inc. and Subsidiaries for the Nine Months Ended September 30, 2001 and 2000, and December 31, 2000 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,


/s/  Josefina de la Cruz
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Josefina de la Cruz
Certified Public Accountant